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                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "Settlement Agreement") is dated as of this 30th day of September, 1998, and is by and between DataCard Corporation, a Delaware corporation with its principal place of business at 11111 Bren Road West, Minnetonka, Minnesota 55343 ("DataCard"), and Gunther International, Ltd., a Delaware corporation with its principal place of business at One Winnenden Road, Norwich, Connecticut 06360 ("Gunther").

         WHEREAS, DataCard provides third-party maintenance services to certain purchasers of Gunther equipment pursuant to the terms of that certain third Party Product Service Agreement dated October 13, 1992 (the "Service Agreement"); and

         WHEREAS, Gunther is contractually obligated to make monthly payments to DataCard in consideration of DataCard providing such services to Gunther's customers (the "Trade Payables"); and

         WHEREAS, Gunther is contractually obligated to make quarterly payments on that certain promissory note dated September 15, 1992 (the "Note Payable"); and

         WHEREAS, Gunther has been and remains in default under the Service Agreement and Note Payable as a result to its failure to pay to DataCard when due certain Trade Payables and certain balances under the Note Payable; and

         WHEREAS, as a result of Gunther's defaults, DataCard filed suit against Gunther in Hennepin County District Court, State of Minnesota, on August 14, 1998, to collect the amounts then owing from Gunther to DataCard (the "DataCard Collection Action"); and

         WHEREAS, subsequent to the filing of the DataCard Collection Action, Gunther has made a series of One Hundred Thousand Dollar ($100,000) weekly payments (the "Weekly Payments") and the parties have negotiated a resolution to their disputes, which resolution is more fully described below; and

         WHEREAS, the cumulative Trade and Note Payable balance due and owing from Gunther to DataCard on October 1, 1998 (excluding amounts billed in September, 1998 but not yet due), including interest through September 30, 1998, is One Million Four Hundred Twenty-One Thousand Seven and 30/100 Dollars ($1,421,007.30) (the "October 1 Balance") (the calculation made to arrive at the October 1 Balance is shown on Attachment A hereto).

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DataCard and Gunther hereby agree as follows:

1. OCTOBER 1 PAYMENT BY GUNTHER. Gunther shall pay to DataCard before the close of business on October 1, 1998, by wire transfer to the same account to which Gunther
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has been wiring the Weekly Payments, the October 1 Balance. Following such payment, the Note Payable shall be deemed paid in full and all Trade Payables which have an invoice due date on or before October 1, 1998 shall be deemed paid in full.

2. RECONCILIATION OF BILLINGS FOR TIME PERIOD APRIL 1, 1998 TO PRESENT. During the month of October, 1998, the parties hereto shall review all invoices submitted by DataCard to Gunther with invoice dates from April 1, 1998 to the present, and the parties shall make any adjustments (by way of credit or invoice, as applicable) necessary to correct any billing errors contained on those invoices. For purposes of the reconciliation, both parties accept and agree to the interest charges and rates which were agreed to by James Whitney of Gunther and Dwayne Denchfield of DataCard and which were more fully described in the Amendment and Attachment F-1 to the Service Agreement which was signed by Dwayne Denchfield of DataCard on May 20, 1998 and submitted to James Whitney of Gunther. The DataCard Representative (as defined in Subparagraph 5a below) and the Gunther Representative (as defined in Subparagraph 5a below) shall coordinate the reconciliation and, between themselves, agree on any and all adjustments which may be necessary.

3. CONTINUING SERVICE BY DATACARD. In consideration of Gunther paying the October 1 Balance, and continuing to pay on a current basis all now billed but not yet due Trade Payables and all Trade Payables billed on or after the date hereof, DataCard covenants to continue to provide service to those Gunther customers which it is currently servicing, at current rates and pursuant to the terms of the Service Agreement, which Service Agreement remains in full force and effect subject only to any modifications contained in this Settlement Agreement.

4. PAYMENT TERMS.

                  a. CONTINUING PAYMENTS BY GUNTHER. Gunther shall make all payments on the Trade Payables described in Paragraph 3 above on or before the invoice due date. In the event that Gunther fails to pay any amount when due, interest on the unpaid balance shall accrue at the rate of twelve percent (12%) per annum until the entire balance has been paid, and DataCard shall, following written notice of nonpayment to Gunther and a ten (10) business day cure period, have the right to immediately discontinue service and to immediately terminate the Service Agreement. Following termination of the Service Agreement, neither Gunther nor DataCard shall have any further obligation or liability one to the other (including obligations or liabilities which arise under this Settlement Agreement), except for the obligation of Gunther to pay DataCard in full, with interest, for all services rendered prior to the termination date and for which DataCard was not paid prior to the date of termination.

                  b. SECTION 4.1 OF SERVICE AGREEMENT. Section 4.1 of the Service Agreement shall be superseded in its entirety by the following:



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                  "The Contracted Maintenance Charge for each subcontract
                  hereunder shall be payable net thirty (30) days from the date of invoice therefor. All other charges arising hereunder including taxes shall be invoiced upon occurrence and are payable in full within thirty (30) days after date of invoice.

                  DataCard shall submit, by delivery service which issues receipts, monthly standard invoices for Basic Monthly Maintenance Charges to Customer for receipt not later than the fifth (5th) business day following the invoice date. DataCard shall submit, by regular mail, all other invoices (for example, invoices for after-hours maintenance) to Customer for receipt not later than the fifth (5th) business day following the invoice date. Should Customer challenge the validity of any charge on the invoice, DataCard shall be notified by Customer, via facsimile, within ten (10) days of receipt of the invoice for such charge, of the challenge. Any requested documentation for the charge shall be provided, via facsimile, to Customer, within ten (10) days of receipt of the challenge.

                  DataCard shall further use best efforts (including the use of overnight delivery services, if necessary) to ensure that Customer receives charges for services not later than sixty
                  (60) days after the date on which the service was performed.

5. ACCOUNT TRANSITION. In consideration of and contingent upon payment by Gunther of the October 1 Balance and in consideration of and contingent upon Gunther's paying on or before the due date all additional amounts which become due and owing, DataCard hereby agrees to transition to Gunther service responsibility for all Gunther accounts currently being services by DataCard.

                  a. TRANSITION OF ALLSTATE, CNA AND SAFECO ACCOUNTS. Between April 1, 1998 and May 1, 1999 (the specific dates to be determined by Dwayne Denchfield or his successor [the "DataCard Representative"] and Joe Lamborghini or his successor [the "Gunther Representative"]), Gunther shall assume responsibility for servicing the Allstate, CNA and Safeco accounts. Prior to Gunther assuming such responsibility, the DataCard Representative and the Gunther Representative shall implement a plan pursuant to which Gunther may make offers of employment to those DataCard customer service engineers who devote the majority of their time to the servicing of Gunther equipment at the Allstate, CNA and Safeco accounts. Additionally, at the mutual agreement of the DataCard Representative and the Gunther Representative, Gunther may also be permitted to make offers of employment to certain other DataCard customer service engineers who devote a significant amount of their time (but not the majority of their time) to the servicing of Gunther equipment at the Allstate, CNA and Safeco accounts. For clarification purposes, the terms of any offer of employment to be made by Gunther pursuant to this Subparagraph 5a shall be determined by Gunther without the need to secure approval of the DataCard Representative; the timing of the offers of employment, however,



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                  shall be mutually agreed upon between the Gunther
                  Representative and the DataCard Representative.

                  b. TRANSITION OF ALL OTHER ACCOUNTS. Between May 1, 1999 and March 31, 2000 (the specific dates to be determined by the DataCard Representative and the Gunther Representative), Gunther shall assume responsibility for servicing all other accounts then serviced by DataCard. Prior to Gunther assuming such responsibility, the DataCard Representative and the Gunther Representative shall implement a plan pursuant to which Gunther may make offers of employment to those DataCard customer service engineers who devote the majority of their time to the servicing of Gunther equipment at the accounts being transitioned. Additionally, at the mutual agreement of the DataCard Representative and the Gunther Representative, Gunther may also be permitted to make offers of employment to certain other DataCard customer service engineers who devote a significant amount of their time (but not the majority of their time) to the servicing of Gunther equipment at the accounts being transitioned. For clarification purposes, the terms of any offer of employment to be made by Gunther pursuant to this Subparagraph 5b shall be determined by Gunther without the need to secure approval of the DataCard Representative; the timing of the offers of employment, however, shall be mutually agreed upon between the Gunther Representative and the DataCard Representative.

                  c. NO REPRESENTATIONS OR WARRANTIES. Although DataCard, via the DataCard Representative, will assist Gunther in making offers of employment to those DataCard customer service engineers described above, DataCard makes no representations or warranties that the persons who receive job offers will accept the offers.

6. RELEASES.

                  a. RELEASE BY DATACARD. Effective upon payment by Gunther of the October 1 Balance, DataCard, its affiliates and their respective present and former directors, officers, employees, successors, agents and assigns, forever release and discharge Gunther and its affiliates, and their respective present and former directors, officers, employees, successors, agents and assigns (the "Gunther Released Persons"), for and from any and all liabilities, actions, suits, claims, demands, damages, injuries and causes of action of whatever kind and nature (including claims for attorneys' fees and expenses), whether known or unknown, whether contingent, liquidated or otherwise, that they or any of them have against any or all of the Gunther Released Persons arising out of the subject matter of the Service Agreement; provided, however, that nothing in this Subparagraph 6a shall release any of the Gunther Related Persons from any agreements, covenants or obligations which any of them may continue to have after the date hereof under this Settlement Agreement or the Service Agreement.




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                  b. RELEASE BY GUNTHER. Effective upon payment by Gunther of the October 1 Balance, Gunther, its affiliates and their respective present and former directors, officers, employees, successors, agents and assigns, forever release and discharge DataCard and its affiliates, and their respective present and former directors, officers, employees, successors, agents and assigns (the "DataCard Released Persons"), for and from any and all liabilities, actions, suits, claims, demands, damages, injuries and causes of action of whatever kind and nature (including claims for attorneys' fees and expenses), whether known or unknown, whether contingent, liquidated or otherwise, that they or any of them have against any or all of the DataCard Released Persons arising out of the subject matter of the Service Agreement; provided, however, that nothing in this Subparagraph 6b shall release any of the DataCard Related Persons from any agreements, covenants or obligations which any of them may continue to have after the date hereof under this Settlement Agreement or the Service Agreement.

7. DISMISSAL OF DATACARD ACTION. Immediately following receipt by DataCard of the October 1 Balance, the parties shall file a stipulation with the Hennepin County District Court to dismiss the DataCard Collection Action with prejudice, including all claims and counterclaims which were or could have been asserted therein. The filing of such stipulation shall not bar DataCard from filing subsequent collection or other actions in the event of a breach by Gunther of the terms of this Settlement Agreement or the terms of the Service Agreement.

8. MISCELLANEOUS PROVISIONS.

                  a. BINDING NATURE AND ASSIGNMENT. This Settlement Agreement shall be binding upon the parties and their respective affiliates, present and former directors, officers, employees, successors, agents, assigns and all other persons directly or indirectly involved in the performance of the Service Agreement. Neither party shall have the power to assign or delegate its rights or duties under this Settlement Agreement to any third party without the prior written consent of the other party.

                  b. CHOICE OF LAW; VENUE; ATTORNEYS' FEES AND COSTS. The construction, enforceability, validity and interpretation of this Settlement Agreement shall be governed by the laws of the state of Minnesota, without giving effect to its provisions relating to conflict of laws. Any action between the parties based on or arising out of this Settlement Agreement or the Service Agreement shall be venued in state district court for the district of Hennepin County, Minnesota, or federal district court for the district of Minnesota. In the event of any such action, the prevailing party shall be awarded attorneys' fees and legal costs.

                  c. ENTIRE AGREEMENT AND MODIFICATIONS. This Settlement Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter and there are no oral or written



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         representations, understandings or agreements relating to this
         Settlement Agreement which are not fully expressed herein. Notwithstanding, expect as expressly modified by this Settlement Agreement, the Service Agreement remains unmodified and in full force and effect. No waiver, modification, change or amendment hereof shall be valid unless such is in writing and signed by an authorized representative of the party against which such waiver, modification, change or amendment is sought to be enforced.

         d. FACSIMILE SIGNATURES. This Settlement Agreement shall be signed by authorized representatives of both parties, it being expressly agreed that facsimile signatures shall be acceptable for purposes of binding the parties to the terms hereof. In the event that the parties elect to use facsimile signatures, they shall as soon thereafter as practicable exchange fully executed originals of this Settlement Agreement.


         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first above-written.


DATACARD  CORPORATION                        GUNTHER INTERNATIONAL, LTD.


By:  /s/ Dwayne Denchfield                   By:  /s/ James H. Whitney

Its  VP General Counsel & Secretary          Its  CEO

Date:  9/30/98                               Date:  9/30/98



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